                                                                    EXHIBIT 12.1

                        PHILIPP BROTHERS CHEMICALS INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)

                                                PRO
                                               FORMA                    YEARS ENDING JUNE 30,
                                              --------    --------------------------------------------------
                                                1998        1998       1997       1996      1995       1994
                                              --------    --------    -------    ------    -------    ------
Earnings:
  Income (loss) before income taxes and
     extraordinary items...................   $(15,151)   $(11,754)   $ 9,104    $2,651    $ 5,285    $5,110

Add:
  Interest expense.........................     11,672       6,865      6,253     5,546      5,409     4,205
  Interest component of rent expense.......        786         709        741       648        506       561
                                              --------    --------    -------    ------    -------    ------
                                              $ (2,693)   $ (4,180)   $16,098    $8,845    $11,200    $9,876
                                              --------    --------    -------    ------    -------    ------
                                              --------    --------    -------    ------    -------    ------

Fixed charges:
  Interest expense.........................   $ 11,672    $  6,865    $ 6,253    $5,546    $ 5,409    $4,205
  Interest component of rent expense.......        786         709        741       648        506       561
                                              --------    --------    -------    ------    -------    ------
                                              $ 12,458    $  7,574    $ 6,994    $6,194    $ 5,915    $4,766
                                              --------    --------    -------    ------    -------    ------
                                              --------    --------    -------    ------    -------    ------
Ratio......................................          *           *       2.3x      1.4x       1.9x      2.1x

------------------
* Ratio is less than 1:1. For the year ended June 30, 1998, historical and pro forma, earnings are less than fixed charges by $11,754 and $15,151, respectively.